As filed with the Securities and Exchange Commission on March 4, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Camtek Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ramat Gavriel Industrial Zone,
P.O. Box 544,
Migdal Ha’Emek Israel
+972-4-604-8100

(Address and telephone number of registrant’s principal executive offices)
___________________
Camtek USA Inc.,
2000 Wyatt Drive
Santa Clara, CA 95054
(408) 986-9640
(Name, address, and telephone number of agent for service)
___________________
Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shibolet & Co. Museum Tower 4 Berkovitz Street Tel Aviv 64238, Israel Tel: +972-3-777-8333 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee

Ordinary shares, nominal value NIS 0.01 per share (3)
Rights (4)
Warrants (5)
Debt Securities (6)
Units (7)
Total to be offered by Registrant				$50,000,000	(1)	$6,440	(2)

Ordinary shares, nominal value NIS 0.01 per share (8)	6,000,000	4.26	(9)	$25,560,000	(9)	$3,292	(2)
Total Registered	-	-		$75,560,000		$9,732

(1)  Pursuant to General Instruction II.C of Form F-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class registered hereby.  The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)  The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

(3)  This Registration Statement registers an indeterminate number of ordinary shares that the registrant may sell from time to time.  Ordinary shares may be issued separately or upon the exercise of rights, warrants or units to purchase ordinary shares that are registered hereby.

(4)  This Registration Statement registers an indeterminate number of rights, representing rights to purchase ordinary shares, warrants or debt securities that are registered hereby, which the registrant may sell from time to time.

(5)  This Registration Statement registers an indeterminate number of warrants, representing rights to purchase ordinary shares that are registered hereby, which the registrant may sell from time to time.

(6) This Registration Statement registers an indeterminate number of debt securities that the registrant may sell from time to time.

(7)  This Registration Statement registers an indeterminate number of units, representing rights to purchase ordinary shares, warrants or debt securities that are registered hereby, which the registrant may sell from time to time.

(8)  Reflects up to 6,000,000 ordinary shares that may be offered by the selling shareholder named in this registration statement.

(9)  Estimated solely for the purpose of calculating the amount of the registration fee required by the Securities Act of 1933, as amended, and computed under Rule 457(c) based upon the average high and low prices of the ordinary shares reported on the Nasdaq Global Market on February 28, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 4, 2014

Prospectus

$50,000,000

Ordinary Shares
Rights
Warrants
Debt Securities
Units
Offered by Camtek Ltd.

6,000,000 Ordinary Shares Offered by the Selling Shareholder Named Herein

We may offer and sell from time to time in one or more offerings our ordinary shares, rights, warrants, debt securities and units having an aggregate offering price up to $50,000,000 and the selling shareholder may offer and sell up to 6,000,000 ordinary shares.

Each time either we or the selling shareholder offers to sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered.  Any prospectus supplement may also add, update or change information contained in the prospectus.  You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Market and Tel Aviv Stock Exchange under the symbol “CAMT.”

The closing sale price of our ordinary shares on the Nasdaq Global Market and on the Tel Aviv Stock Exchange on February 25, 2014, was $4.29 and $4.32 per share, respectively.  The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel.  The dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the date of trade.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us or the selling shareholder to investors, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.  We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $50,000,000 in the aggregate of our ordinary shares, rights, warrants, debt securities or units, or combinations thereof, in one or more offerings and the selling shareholder may offer from time to time up to 6,000,000 of our ordinary shares.  We will refer to our ordinary shares, rights, warrants, debt securities and units collectively as the “securities” throughout this prospectus.

Each time we sell securities or the selling shareholder sells ordinary shares, we will provide a prospectus supplement that will describe the securities, the specific amounts, prices and terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission.  For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Camtek,” “Company,” “we,” “our,” “us” and similar terms, refer to Camtek Ltd. and our wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT CAMTEK LTD.

Overview

Camtek provides automated and technologically advanced solutions dedicated to enhancing production processes and increasing yields, enabling and supporting customers’ latest technologies in the semiconductor fabrication and packaging industry as well as the printed circuit board and the integrated circuit substrate   industries.

Camtek addresses the specific needs of these interconnected industries with dedicated solutions based on a diverse platform of advanced technologies including intelligent imaging, image processing, and digital material deposition, or DMD. Camtek’s solutions range from micro-to-nano by applying its technologies to the industries' specific requirements.

We design, develop, manufacture and market products mainly based on two core technologies: automated optical inspection, or AOI, and DMD.

AOI systems are computerized systems that optically inspect various types of electronic product components for defects caused during the manufacturing process. Our AOI systems are used to enhance both production processes and yields for manufacturers in semiconductor fabrication and packaging industry as well as the printed circuit board and the integrated circuit substrate   industries. Our systems provide our customers with a high level of defect detection ability, are easy to operate and offer high productivity.

Our AOI products incorporate proprietary advanced image processing software and algorithms, as well as advanced electro-optics and precision mechanics. They are designed for easy operation and maintenance. In addition, our AOI systems use technology that enables our customers to handle a wide range of inspection and verification needs.

The 3D Inkjet System, which is undergoing final testing and is designed to provide a high performance one-step, environment-friendly and relatively low-cost process, in comparison with traditional solder mask application methods is out main DMD product. The technology can also be applicable in the future to various other applications in the field of electronic manufacturing. Commercialization of our 3D Inkjet System should enable us to offer to our customers in the printed circuit board industry a broader range of products, while relying on our existing operational, research and development and sales and marketing infrastructure.

Our global direct customer support organization provides responsive, localized pre- and post- sales support for our customers through our wholly-owned subsidiaries.

Corporate Information

Camtek was incorporated under the laws of the State of Israel in 1987. Camtek’s principal executive offices are located at Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150, Israel and our telephone number is +972-4-604-8100.  Our website address is http://www.camtek.co.il.  The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports on Form 6-K, to the extent that they are incorporated herein by reference.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, or our 2013 Form 20-F, and in our Reports on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2013.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our 2013 Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our 2013 Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000.  In addition, the selling shareholder may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) may offer and sell up to 6,000,000 ordinary shares.  The actual per share price of the securities that we or the selling shareholder will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization and indebtedness as of December 31, 2013. There has been no material change in the Company’s capitalization and indebtedness since December 31, 2013:

U.S. Dollars (In thousands)
Short-term borrowings	-
Long-term borrowings	-
Shareholders’ equity:
Ordinary shares, NIS 0.01 par value, authorized 100,000,000 shares; issued 32,497,902, outstanding 30,405,526	134

Additional paid-in capital	62,966
Retained earnings	694
Total shareholders’ equity before treasury stock	63,794
Treasury stock, at cost 2,092,376	(1,898)
Total shareholders' equity	61,896

Total capitalization and indebtedness	61,896

PRICE RANGE OF OUR SHARES

The primary trading market for our ordinary shares is the Nasdaq Global Market, where our ordinary shares are listed and traded under the symbol “CAMT”.  Our ordinary shares are also listed on the Tel Aviv Stock Exchange, or the TASE, under the symbol “CAMT”. The following table sets forth, for the periods indicated, the high and low reported sales prices of our ordinary shares:

	TASE (1)		Nasdaq
	High	Low	High	Low
Annual and Quarterly Market Prices
Fiscal Year Ended December 31, 2009:	2.80	0.24	2.56	0.25
Fiscal Year Ended December 31, 2010:	3.60	2.06	3.30	2.21
Fiscal Year Ended December 31, 2011:	4.61	1.71	4.65	1.68
2012:
First Quarter	2.84	1.74	2.77	1.75
Second Quarter	2.58	2.16	2.57	2.08
Third Quarter	2.30	1.75	2.26	1.73
Fourth Quarter	1.90	1.37	1.84	1.35
Fiscal Year Ended December 31, 2012:	2.84	1.37	2.77	1.35
2013:
First Quarter	1.77	1.37	1.75	1.34
Second Quarter	2.44	1.41	2.40	1.40
Third Quarter	2.40	1.63	2.40	1.64
Fourth Quarter	5.45	1.68	5.75	1.67
Fiscal Year Ended December 31, 2013:	5.45	1.37	5.75	1.34
Monthly Market Prices for the Most Recent Six Months:
September-2013	1.74	1.68	1.73	1.66
October-2013	1.96	1.68	1.97	1.67
November-2013	5.45	1.82	4.68	1.81
December-2013	5.20	3.53	5.75	3.41
January-2014	5.64	4.14	5.40	4.21
February -2014	5.21	4.24	4.76	4.29
First Quarter 2014 (through February 25, 2014):	5.64	4.14	5.40	4.21

(1)
The closing prices of our ordinary shares on the TASE have been translated into U.S. dollars, using the daily representative rate of exchange of the NIS to the U.S. dollar, as published by the Bank of Israel for the applicable day of the high/low amount in the specified period.

On February 25, 2014, the closing price of our ordinary shares on the Nasdaq Global Market was $4.29 and the closing price of our ordinary shares on the TASE was *$4.32.

* The currency in which our stock is traded on the TASE is the New Israeli Shekel.  The above dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the relevant date of trade.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this  prospectus for general corporate purposes and working capital requirements.  Pending use of the proceeds, we intend to invest the proceeds in portfolios of investment grade corporate and government securities.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.  All proceeds from the sale of such securities will be received by the selling shareholder.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our 2013 Form 20-F.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold.  Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement.  Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture with the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	the currency of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities; and

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our share capital and the share capital of our subsidiaries;

•	redeem share capital;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell shares of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special Israeli or United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

If any series of the debt securities offered are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

If any series of the debt securities offered are convertible into or exchangeable for  our ordinary shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax and Israeli tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights, warrants or debt securities or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, rights, warrants and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDER

In addition to the offer and sale of ordinary shares by us, this prospectus relates to the resale by Priortech Ltd., or Priortech, our principal and controlling shareholder, of up to 6,000,000 ordinary shares.

The following table provides information regarding Priortech’s beneficial ownership of our ordinary shares as of February 25, 2014.

Beneficial ownership is determined in accordance with the rules of the Commission and generally means sole or shared power to vote or direct the voting or to dispose or direct the disposition of any ordinary shares. Except as indicated by footnote, the Priortech has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it. The percentage of beneficial ownership is based upon 30,424,944  ordinary shares outstanding as of February 25, 2014.

Name of Selling Shareholder	Number of ordinary shares beneficially owned prior to the offering	Ordinary shares offered pursuant to this prospectus	Owned upon completion of this offering (1)	Percentage of ordinary shares owned upon completion of this offering (1)
Priortech Ltd.	16,919,739	6,000,000	10,919,739	33.9%

* A majority of the voting equity in Priortech is subject to a voting agreement. As a result of this agreement, Messrs. Rafi Amit, Yotam Stern, David Kishon, Zehava Wineberg and Hanoch Feldstien and the estates of Itzhak Krell and  Haim Langmas, may be deemed to control Priortech. The voting agreement does not provide for different voting rights for our major shareholder than the voting rights of other holders of our ordinary shares. Priortech’s principal executive offices are located at South Industrial Zone, Migdal Ha’Emek 23150, Israel.

(1)           We do not know when or in what amounts Priortech may offer ordinary shares for sale.  Priortech may sell any or all of the ordinary shares offered by this prospectus.  Because Priortech may offer all or some of the ordinary shares pursuant to this offering, we cannot estimate the number of the ordinary shares that will be held by Priortech after completion of this offering.  However, for purposes of this table, we have assumed that, after completion of the offering, (i) none of the ordinary shares owned by Priortech and covered by this prospectus will be held by Priortech and (ii) none of the shares registered as part of the primary offering covered by this prospectus have been sold.

We purchase products of, or sell products and services to, companies owned or controlled, directly or indirectly, by Priortech and act jointly with respect to governmental and administrative matters and the purchase from third parties of various products and services, which may create conflicts of interest.  In addition, Mr. Rafi Amit acts as ourActive Chairman of the Board of Directors and as our nominee to assume Chief Executive Officer responsibilities (in his capacity as Active Chairman of the Board of Directors) on a 75% basis, as well as acting as Priortech’s Chairman of the Board of Directors and providing consulting and management services to Priortech on a 25% basis.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased.  If a dealer is used in a sale, we may sell our securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or a in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents.  Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future.  Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.  The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering.  In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In addition, Priortech may sell ordinary shares under this prospectus in any of these ways.  Priortech will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We are registering Priortech’s ordinary shares to satisfy registration rights that we granted to Priortech pursuant to the Registration Rights Agreement.

We will indemnify Priortech in connection with any liabilities incurred in connection with this registration statement due to any misstatements or omissions other than information provided by Priortech, and Priortech will indemnify us in connection with any liabilities incurred in connection with such registration statements due to any misstatements or omissions in written statements by Priortech made for the purpose of their inclusion in such registration statements, provided however that in no event shall Priortech’s liability exceed the gross proceeds from the offering received by Priortech.  We will pay all expenses related to this registration, except for certain underwriting discounts or commissions or legal fees.

Priortech may also sell ordinary shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Priortech and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder.  Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by Priortech and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act , including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel.  We estimate these expenses to be approximately $55,732 which at the present time include the following categories of expenses:

SEC registration fee	$9,732
Legal fees and expenses	$30,000
Accounting fees and expenses	$15,000
Miscellaneous expenses	$1,000
Total	$55,732

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus.  Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Shibolet & Co., Tel Aviv, Israel.  Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of Camtek Ltd. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, are incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.  In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.  We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a website that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov.  You may also access the information we file electronically with the Commission through our website at http://www.camtek.co.il.  The information contained on, or linked from our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act.  As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission.  For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the Commission pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference include our Annual Report on Form 20-F for the fiscal year ended December 31, 2013.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information contained in this prospectus.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to us at Camtek Ltd., Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150; +972-4-604-8100, Attention: Moshe Eisenberg, Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon our directors and officers, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments and all of our directors and almost all of our officers are located outside the United States, any judgment obtained in the United States against us or any of them (not residing in the United States) may not be collectible within the United States. It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. final judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, and including a judgment for the payment of compensation or damages in a non-civil matter, provided that:

•	the judgment was given by a court which was, according to the laws of the state of the court, competent to give it;

•	the judgment is executory in the state in which it was given;

•	the judgment is no longer appealable;

•	the judgment was not given by a court that is not competent to do so under the rules of private international law applicable in Israel;

•	there has been due process;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court or tribunal at the time the lawsuit is instituted in the U.S. court.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS

________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Following an approval by our shareholders of the amendment to our Articles of Association in October 2011, the Company’s shareholders approved the amendment of the Company’s indemnification letters to be granted to each of the Company's present and future office holders, which were extended to cover exemption from, indemnification and insurance of those liabilities imposed under the Companies Law and the Securities Law discussed above. Hence, we indemnify our office holders to the fullest extent permitted under the Companies Law.

Our Articles of Association provide that, subject to the provisions of the Israeli Companies Law, 1999, or the Companies Law, we may:

(1)	Obtain insurance for our office holders for liability for an act performed in their respective capacities as an office holder with respect to:

•	a violation of the duty care to us or to another person;

•	a breach of fiduciary duty, provided that the officer acted in good faith and had reasonable grounds to assume that the act would not cause us harm; and

•	a monetary liability imposed on an office holder for the benefit of another person.

(2)   Undertake to indemnify our office holders or indemnify an office holder retroactively for a liability imposed or approved by a court, and for reasonable legal fees incurred by the office holder in his or her capacity as an office holder, in proceedings instituted against the office holder by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted, or in connection with criminal proceedings in which the office holder was investigated but not indicted, or as a result of a conviction of a crime that does not require proof of criminal intent or as result of a proceeding in which a monetary liability was imposed regarding a crime that does not require proof of criminal intent. An advance undertaking to indemnify an office holder must be limited to categories of events that can be reasonably foreseen in light of our activities, and to an amount which is reasonable under the circumstances, as determined by the board of directors.

We may exempt, in advance, an office holder from all or part of such officer's responsibility for damages occurring as a result of a breach of the duty of care. We may also approve an action taken by the office holder performed in breach of fiduciary duty, if the office holder acted in good faith, the action does not adversely affect us, and the office holder has revealed to our board of directors any personal interest in the action.

Notwithstanding the foregoing, we may not insure, indemnify or exempt an office holder for any breach of his or her fiduciary duty, or for a violation of his or her duty of care (1) if the act was committed recklessly or with intent, or (2) if the act was committed with the intent to realize improper personal gain, or (3) for any fine imposed on the office holder, except as provided above.

As required under Israeli law, our Audit Committee, Board of Directors and shareholders have approved the indemnification and insurance of our office holders, as well as the resolutions necessary both to exempt our office holders in advance from any liability for damages arising from a breach of their duty of care to us, and to provide them with the indemnification undertakings and insurance coverage they have received from us in accordance with our Articles of Association.

Item 9.  Exhibits

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares **
4.2	Form of Indenture (1)
4.3	Form of Debt Security (1)
5.1	Opinion of Shibolet & Co.*
23.1	Consent of Somekh Chaikin, a member firm of KPMG International *
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Indenture (2)

* Filed as an exhibit hereto.

** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1/A, filed with the SEC on July 21, 2000.

(1) To be filed as an exhibit to a post-effective amendment to this registration statement or an exhibit to a report on Form 6-K and incorporated herein by reference.

(2) Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby further undertakes that:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Migdal Ha’Emek, State of Israel, on March 3, 2014.

CAMTEK LTD.
By:	/s/ RAFI AMIT
Name: Rafi Amit
Title: Active Chairman of the Board of Directors

POWER OF ATTORNEY

That the undersigned officers and directors of Camtek Ltd, an Israeli corporation, do hereby constitute and appoint Rafi Amit, – Active Chairman of the Board of Directors, and Moshe Eisenberg, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAFI AMIT	Active Chairman of the Board of Directors	March 3, 2014
Rafi Amit	(Principal Executive Officer)

/s/ MOSHE EISENBERG	Vice President, Chief Financial Officer	March 3, 2014
Moshe Eisenberg	(Principal Accounting Officer)

/s/ YOTAM STERN	Director	March 3, 2014
Yotam Stern

/s/ GABI HELLER	Director	March 3, 2014
Gabi Heller

/s/ RAFI KORIAT	Director	March 3, 2014
Rafi Koriat

/s/ ERAN BENDOLY	Director	March 3, 2014
Eran Bendoly

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares **
4.2	Form of Indenture (1)
4.3	Form of Debt Security (1)
5.1	Opinion of Shibolet & Co.*
23.1	Consent of Somekh Chaikin, a member firm of KPMG International *
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Indenture (2)

* Filed as an exhibit hereto.

** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1/A, filed with the SEC on July 21, 2000.

(1) To be filed as an exhibit to a post-effective amendment to this registration statement or an exhibit to a report on Form 6-K and incorporated herein by reference.

(2) Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.